RenaissanceRe Reports First Quarter 2019 Net Income Available to Common Shareholders of $273.7 Million, or $6.43 Per Diluted Common Share; Operating Income Available to Common Shareholders of $154.4 Million, or $3.60 Per Diluted Common Share
Pembroke, Bermuda, May 7, 2019 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $273.7 million, or $6.43 per diluted common share, in the first quarter of 2019, compared to $56.7 million, or $1.42 per diluted common share, in the first quarter of 2018. Operating income available to RenaissanceRe common shareholders was $154.4 million, or $3.60 per diluted common share, in the first quarter of 2019, compared to $122.1 million, or $3.07 per diluted common share, in the first quarter of 2018. The Company reported an annualized return on average common equity of 23.5% and an annualized operating return on average common equity of 13.3% in the first quarter of 2019, compared to 5.7% and 12.2%, respectively, in the first quarter of 2018. Book value per common share increased $6.92, or 6.6%, to $111.05 in the first quarter of 2019, compared to a 0.6% increase in the first quarter of 2018. Tangible book value per common share plus accumulated dividends increased $6.88, or 7.0%, to $124.05 in the first quarter of 2019, compared to a 0.8% increase in the first quarter of 2018.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “Our strong first quarter was distinguished by solid profits, material growth and strategic advancement. We achieved an annualized operating return on average common equity of 13.3% and growth in tangible book value per common share plus accumulated dividends of 7.0%. At the same time, we grew our business materially by leveraging into an improving rate environment.  The purchase of Tokio Millennium Re advanced our strategy, and we have moved from planning to execution on what we are optimistic will be a quick and successful integration.”
Acquisition of Tokio Millennium Re
On March 22, 2019, the Company's wholly owned subsidiary RenaissanceRe Specialty Holdings (UK) Limited completed its previously announced purchase of all the share capital of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) and their subsidiaries (collectively, the “TMR Group Entities”) (the “TMR Stock Purchase”). The operating activities of the TMR Group Entities from the acquisition date, March 22, 2019, through March 31, 2019 were not material and as a result were not included in the Company’s consolidated statements of operations for the first quarter of 2019. At March 31, 2019, the Company’s consolidated balance sheet reflects the combined entities.
During the first quarter of 2019, the Company recorded $25.5 million of corporate expenses associated with the acquisition, comprised of $12.9 million of transaction-related costs, $5.9 million of integration-related costs, and $6.7 million of compensation-related costs. In addition, the Company recognized $18.0 million of net identifiable intangible assets and $13.1 million of goodwill in connection with the acquisition, further detailed in the table below, or a total of $0.74 per diluted common share in the first quarter of 2019.

March 31, 2019
Top broker relationships	$10,000
Renewal rights	1,200
Insurance licenses	6,800
Net identifiable intangible assets at March 31, 2019 related to the acquisition of the TMR Group Entities	18,000
Excess purchase price over the fair value of net assets acquired assigned to goodwill	13,094
Total net identifiable intangible assets and goodwill recognized related to the acquisition of the TMR Group Entities	$31,094

First Quarter of 2019 Summary

•
Underwriting income of $154.1 million and a combined ratio of 72.0% in the first quarter of 2019, compared to $129.6 million and 70.6%, respectively, in the first quarter of 2018. The Property segment generated underwriting income of $152.4 million and had a combined ratio of 47.6%. The Casualty and Specialty segment generated underwriting income of $1.7 million and had a combined ratio of 99.3%.

•
Gross premiums written increased by $404.6 million, or 34.9%, to $1.6 billion, in the first quarter of 2019, compared to the first quarter of 2018, driven by an increase of $325.4 million in the Property segment and an increase of $79.2 million in the Casualty and Specialty segment.

•	Total investment result was a gain of $252.1 million in the first quarter of 2019, generating an annualized total investment return of 8.0%.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $1.0 billion in the first quarter of 2019, an increase of $325.4 million, or 46.0%, compared to $707.0 million in the first quarter of 2018.
Gross premiums written in the catastrophe class of business were $845.2 million in the first quarter of 2019, an increase of $254.9 million, or 43.2%, compared to the first quarter of 2018. The increase in gross premiums written in the catastrophe class of business in the first quarter of 2019 was driven primarily by expanded participation on existing transactions and certain new transactions.
Gross premiums written in the other property class of business were $187.2 million in the first quarter of 2019, an increase of $70.5 million, or 60.5%, compared to the first quarter of 2018. The increase in gross premiums written in the other property class of business was primarily driven by growth across a number of the Company’s underwriting platforms, both from existing relationships and through new opportunities.
Ceded premiums written in the Property segment were $468.2 million in the first quarter of 2019, an increase of $115.3 million, or 32.7%, compared to the first quarter of 2018. The increase in ceded premiums written in the first quarter of 2019 was principally due to a significant portion of the increase in gross premiums written in the catastrophe class of business noted above being ceded to third-party investors in the Company’s managed joint venture, Upsilon RFO.
The Property segment generated underwriting income of $152.4 million and had a combined ratio of 47.6% in the first quarter of 2019, compared to $127.2 million and 43.5%, respectively, in the first quarter of 2018. Principally impacting the Property segment underwriting result and combined ratio in the first quarter of 2019 was lower current accident year net claims and claim expenses driven by a relatively lower level of insured catastrophe events, compared to the first quarter of 2018. Partially offsetting this was net adverse development on prior accident years net claims and claim expenses of $1.9 million, or 0.7% percentage points, during the first quarter of 2019, primarily driven by higher than expected losses in the other property class of business.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $531.9 million in the first quarter of 2019, an increase of $79.2 million, or 17.5%, compared to the first quarter of 2018. The increase was due to continued growth from new and existing business opportunities across various classes of business within the segment.
The Casualty and Specialty segment generated underwriting income of $1.7 million and had a combined ratio of 99.3% in the first quarter of 2019, compared to $2.6 million and 98.8%, respectively, in the first quarter of 2018.
During the first quarter of 2019, the Casualty and Specialty segment experienced net favorable development on prior accident years net claims and claim expenses of $6.2 million, or 2.4 percentage points, compared to net favorable development of $3.8 million, or 1.8 percentage points, in the first quarter of 2018. The net favorable development during the first quarter of 2019 was principally driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from various lines of business within the segment.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was a gain of $252.1 million in the first quarter of 2019, compared to a loss of $25.7 million in the first quarter of 2018, an increase of $277.8 million. The increase in the total investment result was principally due to significant net unrealized gains from the Company’s fixed maturity and public equity portfolios and higher net investment income primarily driven by the Company’s fixed maturity, short term and private equity investments.

•
Net income attributable to redeemable noncontrolling interests in the first quarter of 2019 was $70.2 million, compared to $29.9 million in the first quarter of 2018. The result for the first quarter of 2019 was primarily driven by DaVinciRe generating net income of $80.3 million in the first quarter of 2019, compared to $26.9 million in the first quarter of 2018. The Company’s ownership in DaVinciRe was 22.1% at both March 31, 2019 and March 31, 2018. The Company expects its noncontrolling economic ownership in DaVinciRe to fluctuate over time.

•	In connection with the TMR Stock Purchase, the Company issued 1,739,071 of its common shares to Tokio Marine & Nichido Fire Insurance Co. Ltd.

•
On April 2, 2019, the Company issued $400.0 million of its 3.600% Senior Notes due April 15, 2029. A portion of the net proceeds were used to repay, in full, $200.0 million outstanding under the Company’s revolving credit facility, which was drawn on March 20, 2019 in connection with the acquisition of the TMR Group Entities. The remainder of the net proceeds will be used for general corporate purposes.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, May 8, 2019 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; risks that the TMR Stock Purchase disrupts or distracts from current plans and operations; the ability to recognize the benefits of the TMR Stock Purchase; the amount of the costs, fees, expenses and charges related to the TMR Stock Purchase; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the

U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2019	March 31, 2018
Revenues
Gross premiums written	$1,564,295	$1,159,652
Net premiums written	$929,031	$663,044
Increase in unearned premiums	(379,003)	(222,762)
Net premiums earned	550,028	440,282
Net investment income	81,462	56,476
Net foreign exchange (losses) gains	(2,846)	3,757
Equity in earnings of other ventures	4,661	857
Other income (loss)	3,171	(1,242)
Net realized and unrealized gains (losses) on investments	170,645	(82,144)
Total revenues	807,121	417,986
Expenses
Net claims and claim expenses incurred	227,035	171,703
Acquisition expenses	123,951	97,711
Operational expenses	44,933	41,272
Corporate expenses	38,789	6,733
Interest expense	11,754	11,767
Total expenses	446,462	329,186
Income before taxes	360,659	88,800
Income tax (expense) benefit	(7,531)	3,407
Net income	353,128	92,207
Net income attributable to noncontrolling interests	(70,222)	(29,899)
Net income attributable to RenaissanceRe	282,906	62,308
Dividends on preference shares	(9,189)	(5,595)
Net income available to RenaissanceRe common shareholders	$273,717	$56,713

Net income available to RenaissanceRe common shareholders per common share - basic	$6.43	$1.42
Net income available to RenaissanceRe common shareholders per common share - diluted	$6.43	$1.42
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.60	$3.07

Average shares outstanding - basic	42,065	39,552
Average shares outstanding - diluted	42,091	39,599

Net claims and claim expense ratio	41.3%	39.0%
Underwriting expense ratio	30.7%	31.6%
Combined ratio	72.0%	70.6%

Return on average common equity - annualized	23.5%	5.7%
Operating return on average common equity - annualized (1)	13.3%	12.2%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2019	December 31, 2018
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$9,473,160	$8,088,870
Short term investments, at fair value	4,012,815	2,586,520
Equity investments trading, at fair value	389,937	310,252
Other investments, at fair value	878,373	784,933
Investments in other ventures, under equity method	98,563	115,172
Total investments	14,852,848	11,885,747
Cash and cash equivalents	1,021,275	1,107,922
Premiums receivable	2,753,098	1,537,188
Prepaid reinsurance premiums	1,086,027	616,185
Reinsurance recoverable	2,908,343	2,372,221
Accrued investment income	64,615	51,311
Deferred acquisition costs and value of business acquired	841,528	476,661
Receivable for investments sold	411,172	256,416
Other assets	353,543	135,127
Goodwill and other intangibles	267,151	237,418
Total assets	$24,559,600	$18,676,196
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$8,391,484	$6,076,271
Unearned premiums	3,188,678	1,716,021
Debt	1,191,499	991,127
Reinsurance balances payable	3,009,492	1,902,056
Payable for investments purchased	679,596	380,332
Other liabilities	435,418	513,609
Total liabilities	16,896,167	11,579,416
Redeemable noncontrolling interest	2,109,400	2,051,700
Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	44,159	42,207
Additional paid-in capital	543,889	296,099
Accumulated other comprehensive loss	(1,470)	(1,433)
Retained earnings	4,317,455	4,058,207
Total shareholders’ equity attributable to RenaissanceRe	5,554,033	5,045,080
Total liabilities, noncontrolling interests and shareholders’ equity	$24,559,600	$18,676,196

Book value per common share	$111.05	$104.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,032,384	$531,911	$—	$1,564,295
Net premiums written	$564,230	$364,801	$—	$929,031
Net premiums earned	$290,745	$259,283	$—	$550,028
Net claims and claim expenses incurred	56,083	170,933	19	227,035
Acquisition expenses	53,739	70,212	—	123,951
Operational expenses	28,544	16,389	—	44,933
Underwriting income (loss)	$152,379	$1,749	$(19)	154,109
Net investment income			81,462	81,462
Net foreign exchange losses			(2,846)	(2,846)
Equity in earnings of other ventures			4,661	4,661
Other income			3,171	3,171
Net realized and unrealized gains on investments			170,645	170,645
Corporate expenses			(38,789)	(38,789)
Interest expense			(11,754)	(11,754)
Income before taxes and redeemable noncontrolling interests				360,659
Income tax expense			(7,531)	(7,531)
Net income attributable to redeemable noncontrolling interests			(70,222)	(70,222)
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$273,717

Net claims and claim expenses incurred – current accident year	$54,206	$177,135	$—	$231,341
Net claims and claim expenses incurred – prior accident years	1,877	(6,202)	19	(4,306)
Net claims and claim expenses incurred – total	$56,083	$170,933	$19	$227,035

Net claims and claim expense ratio – current accident year	18.6%	68.3%		42.1%
Net claims and claim expense ratio – prior accident years	0.7%	(2.4)%		(0.8)%
Net claims and claim expense ratio – calendar year	19.3%	65.9%		41.3%
Underwriting expense ratio	28.3%	33.4%		30.7%
Combined ratio	47.6%	99.3%		72.0%

	Three months ended March 31, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$706,968	$452,684	$—	$1,159,652
Net premiums written	$354,077	$308,967	$—	$663,044
Net premiums earned	$225,049	$215,233	$—	$440,282
Net claims and claim expenses incurred	30,607	141,078	18	171,703
Acquisition expenses	40,721	56,990	—	97,711
Operational expenses	26,546	14,593	133	41,272
Underwriting income (loss)	$127,175	$2,572	$(151)	129,596
Net investment income			56,476	56,476
Net foreign exchange gains			3,757	3,757
Equity in earnings of other ventures			857	857
Other loss			(1,242)	(1,242)
Net realized and unrealized losses on investments			(82,144)	(82,144)
Corporate expenses			(6,733)	(6,733)
Interest expense			(11,767)	(11,767)
Income before taxes and redeemable noncontrolling interests				88,800
Income tax benefit			3,407	3,407
Net income attributable to redeemable noncontrolling interests			(29,899)	(29,899)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$56,713

Net claims and claim expenses incurred – current accident year	$58,169	$144,869	$—	$203,038
Net claims and claim expenses incurred – prior accident years	(27,562)	(3,791)	18	(31,335)
Net claims and claim expenses incurred – total	$30,607	$141,078	$18	$171,703

Net claims and claim expense ratio – current accident year	25.8%	67.3%		46.1%
Net claims and claim expense ratio – prior accident years	(12.2)%	(1.8)%		(7.1)%
Net claims and claim expense ratio – calendar year	13.6%	65.5%		39.0%
Underwriting expense ratio	29.9%	33.3%		31.6%
Combined ratio	43.5%	98.8%		70.6%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2019	March 31, 2018
Property Segment
Catastrophe	$845,213	$590,337
Other property	187,171	116,631
Property segment gross premiums written	$1,032,384	$706,968

Casualty and Specialty Segment
General casualty (1)	$153,334	$126,626
Professional liability (2)	149,377	157,113
Financial lines (3)	127,356	93,267
Other (4)	101,844	75,678
Casualty and Specialty segment gross premiums written	$531,911	$452,684

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2019	March 31, 2018
Fixed maturity investments	$61,483	$45,643
Short term investments	11,844	5,304
Equity investments trading	1,027	698
Other investments
Private equity investments	2,454	(434)
Other	7,245	8,023
Cash and cash equivalents	1,517	565
	85,570	59,799
Investment expenses	(4,108)	(3,323)
Net investment income	81,462	56,476

Gross realized gains	24,373	4,583
Gross realized losses	(22,943)	(25,853)
Net realized gains (losses) on fixed maturity investments	1,430	(21,270)
Net unrealized gains (losses) on fixed maturity investments trading	103,922	(55,372)
Net realized and unrealized gains (losses) on investments-related derivatives	13,796	(4,364)
Net realized (losses) gains on equity investments trading	(1,161)	234
Net unrealized gains (losses) on equity investments trading	52,658	(1,372)
Net realized and unrealized gains (losses) on investments	170,645	(82,144)
Total investment result	$252,107	$(25,668)

Total investment return - annualized (1)	8.0%	(1.0)%

(1)
Total investment return for the three months ended March 31, 2019 does not include the investment results related to the invested assets of the TMR Group Entities, which were acquired on March 22, 2019.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders, transaction and integration expenses associated with the acquisition of Tokio Millennium Re and the income tax expense or benefit associated with net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives and the associated income tax expense or benefit of those fluctuations; and certain transaction and integration expenses associated with the acquisition of Tokio Millennium Re. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2019	March 31, 2018
Net income available to RenaissanceRe common shareholders	$273,717	$56,713
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(153,164)	69,028
Adjustment for transaction and integration expenses associated with the acquisition of Tokio Millennium Re (2)	25,520	—
Adjustment for income tax expense (benefit) (3)	8,287	(3,648)
Operating income available to RenaissanceRe common shareholders	$154,360	$122,093

Net income available to RenaissanceRe common shareholders per common share - diluted	$6.43	$1.42
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(3.64)	1.74
Adjustment for transaction and integration expenses associated with the acquisition of Tokio Millennium Re (2)	0.61	—
Adjustment for income tax expense (benefit) (3)	0.20	(0.09)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.60	$3.07

Return on average common equity - annualized	23.5%	5.7%
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(13.2)%	6.9%
Adjustment for transaction and integration expenses associated with the acquisition of Tokio Millennium Re (2)	2.2%	—%
Adjustment for income tax expense (benefit) (3)	0.8%	(0.4)%
Operating return on average common equity - annualized	13.3%	12.2%

(1)
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders represents: net realized and unrealized gains (losses) on investments as set forth in the Company's consolidated statement of operations less net realized and unrealized gains (losses) attributable to redeemable noncontrolling interests, which is included in net income attributable to redeemable noncontrolling interests in the Company's consolidated statement of operations. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(2)
Adjustment for transaction and integration expenses associated with the acquisition of Tokio Millennium Re for the three months ended March 31, 2019 represents $25.5 million of corporate expenses associated with the acquisition, comprised of $12.9 million of transaction-related costs, $5.9 million of integration-related costs, and $6.7 million of compensation-related costs. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(3)
Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Book value per common share	$111.05	$104.13	$105.21	$104.56	$100.29
Adjustment for goodwill and other intangibles (1) (2)	(6.66)	(6.28)	(6.63)	(6.69)	(6.66)
Tangible book value per common share	104.39	97.85	98.58	97.87	93.63
Adjustment for accumulated dividends	19.66	19.32	18.99	18.66	18.33
Tangible book value per common share plus accumulated dividends	$124.05	$117.17	$117.57	$116.53	$111.96

Quarterly change in book value per common share	6.6%	(1.0)%	0.6%	4.3%	0.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	7.0%	(0.4)%	1.1%	4.9%	0.8%
Year to date change in book value per common share	6.6%	4.4%	5.5%	4.9%	0.6%
Year to date change in tangible book value per common share plus change in accumulated dividends	7.0%	6.4%	6.8%	5.7%	0.8%

(1)
At March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, goodwill and other intangibles included $27.0 million, $27.7 million, $28.4 million, $29.1 million and $26.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

(2)
At March 31, 2019, goodwill and other intangibles included $18.0 million of identifiable intangible assets and $13.1 million of goodwill, respectively, recognized by the Company in connection with the acquisition of the TMR Group Entities on March 22, 2019.